                                                                   EXHIBIT 10-B




                    FOURTH AMENDMENT TO CREDIT AGREEMENT AND
                     THIRD AMENDMENT TO SECURITY AGREEMENT


         THIS AMENDMENT is entered into as of December 12, 1996, between FOXMEYER HEALTH CORPORATION, a Delaware corporation ("BORROWER"), and CREDIT LYONNAIS NEW YORK BRANCH, a duly licensed branch under the New York Banking Law of a foreign banking corporation organized under the Laws of the Republic of France ("LENDER").

         Borrower and Lender are party to the Credit Agreement (as renewed, extended, and amended, the "CREDIT AGREEMENT") dated as of September 6, 1995, providing for $20,000,000 term loan and party to the Security Agreement (as renewed, extended, and amended, the "SECURITY AGREEMENT") dated as of September 6, 1995. Borrower and Lender have agreed, upon the following terms and conditions, to amend the Credit Agreement and Security Agreement to, among other things, remove certain financial covenants, include additional Collateral, establish an interest expense escrow account, and to effect various other changes described below. Accordingly, for valuable and acknowledged consideration, Borrower and Lender agree as follows:

         1. TERMS AND REFERENCES. Unless otherwise stated in this amendment (a) terms defined in the Credit Agreement have the same meanings when used in this amendment and (b) references to "SECTIONS," "SCHEDULES," and "EXHIBITS" are to the Credit Agreement's sections, schedules, and exhibits.

         2. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is amended as follows effective as of the date of this amendment:

                  (a) SECTION 1.1 is amended to entirely amend or to add the following definitions:

                           ADDITIONAL OBLIGATION means all present and future
                  (a) indebtedness, obligations, and liabilities of Borrower to Lender arising directly or indirectly (by way of reinstatement, participation, or otherwise) under or evidenced by any past, present, or future agreement, document, or instrument other than the Loan Documents, (b) interest accruing on, and attorneys' fees incurred in the enforcement or collection of, any of the foregoing, (c) costs incurred by Lender to obtain, preserve, perfect and enforce the Liens contemplated to secure payment of any of the foregoing and to maintain, preserve, and collect the property in which Lender has been granted a Lien to secure such payment, and (d) renewals, extensions (but Lender has no obligation whatsoever to extend any of the foregoing), modifications, and refinancings of any of the foregoing.

                           CARSON STOCK means the greater of EITHER (i) the
                  shares of common stock of Carson, Inc., that Borrower, M&A, or both are entitled to receive on account of ownership of the DNL Interest OR (ii) the shares of common stock of Carson, Inc., that Borrower, M&A, or both actually receive on account of ownership of the DNL Interest.

                           COLLATERAL BASE means, at any time, the Collateral
                  Value of the Carson Stock and Publicly-Traded Stock and the actual amount of cash collateral held in escrow in



                                                               FOURTH AMENDMENT
                  each case that is (a) subject to Lender Liens, (b) subject to no other Liens except Permitted Liens, and (c) subject to no restrictions on transfer except under general corporate and securities Laws and (i) solely in respect of Phar-Mor stock, the LLC Agreement and Proxy, and (ii) solely in respect of the Carson Stock, the Supplementary Agreement dated August 18, 1995, as amended by the Amendment to Supplementary Agreement dated October 3, 1996, between M&A and DNL Group, L.L.C.

                           COLLATERAL-BASE DEFICIENCY means -- at any time and
                  if positive -- the amount by which (a) 200% times (i) the unpaid principal balance of the Loan less (ii) the aggregate amount held in the Interest Expense Escrow Accounts (after subtracting the amount necessary for the Interest Payment for the immediately subsequent one-month period) exceeds the total Collateral Base, or (b) 87.5% times (i) the unpaid principal balance of the Loan less (ii) the aggregate amount held in the Interest Expense Escrow Accounts (after subtracting the amount necessary for the Interest Payment for the immediately subsequent one-month period) exceeds the Collateral Base applicable to Publicly-Traded Stock.

                           COLLATERAL VALUE means:

                                    (a) For the Carson Stock and at any time,
                           either (i) the closing-sale price on the immediately preceding Business Day as appearing on any regularly-published reporting or quotation service, or (ii) the value reasonably determined by Lender in good faith after taking into account marketability, applicable restrictions, and other relevant factors.

                                    (b) For Publicly-Traded Stock and at any
                           time, either (i) the closing-sale price on the immediately preceding Business Day as appearing on any regularly-published reporting or quotation service, or (ii) if not so reported, the value agreed upon by Borrower and Lender in good faith after taking into account marketability, applicable restrictions, and other relevant factors, or (iii) absent that agreement, as determined by Lender in its sole discretion.

                           DNL INTEREST means all present and future right,
                  title, and interest now owned or subsequently acquired by Borrower, M&A, or both as a limited partner in DNL Partners, a Delaware limited partnership ("DNL"), including, but not limited to, the rights of Borrower, M&A, or both (a) in and to the Carson Stock and (b) under the Assignment dated August 18, 1995, between M&A and DNL Group, L.L.C., and the Supplementary Agreement dated August 18, 1995, as amended by the Amendment to Supplementary Agreement dated October 3, 1996, between M&A and DNL Group, L.L.C., together with all of the following: (i) All present and future increases, profits, combinations, and reclassifications of, stock dividends, options, warrants, or subscription, or similar rights issued in connection with, and substitutes and replacements for, any portion of the DNL Interest or the Carson Stock, whether arising in connection with any recapitalization, reclassification, merger, consolidation, conversion, sale of assets, combination of shares, stock split, or spin-off; and
                  (ii) all present and future dividends and other cash and non-cash proceeds of, or distributions



                                      -2-                       FOURTH AMENDMENT
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                  in connection with, any of the foregoing.

                           INTEREST EXPENSE ESCROW ACCOUNTS means
                  interest-bearing deposit accounts established by Borrower with Lender [Account #s 01 26165 0001 01 001 (Non-Dividend) and 01 26165 0001 02 001(Commingled)] for deposit of proceeds from the sale (or anything derived from or income produced by such proceeds) of Other Assets.

                           INTEREST PAYMENT means the PRODUCT of (a) the SUM of
                  the three-month Eurodollar Deposit Rate as published in the Wall Street Journal on the first Business Day of each month PLUS 2.75% TIMES (b) unpaid principal balance of the Loan.

                           M&A means M&A Investments, Inc.

                           NATIONAL STEEL TRUE-UP means the estimated amount
                  that Borrower anticipates and represents that it will receive at the time of redemption of the Series B Preferred Stock of National Steel Corporation, a Delaware corporation.

                           OTHER ASSETS means those assets which are not
                  associated with or related to the dividend distributed by FoxMeyer Corporation on June 19, 1996.

                           SECURITY AGREEMENT means (a) for Borrower, a
                  Security Agreement in substantially the form of EXHIBIT B-1,
                  (b) for Hamilton Morgan, a Security Agreement in substantially the form of EXHIBIT B-2, and (c) for M&A, a Security Agreement in substantially the form of EXHIBIT B-4.

                  (b)      SECTION 2.4 is entirely amended as follows:

                           2.4 Collateral-Base Deficiency. If a Collateral-Base
                  Deficiency ever exists, then, within three Business Days after demand by Lender, Borrower shall wholly eliminate that Collateral-Base Deficiency by (a) prepaying principal of the Loan, (b) pledging additional Carson Stock or Publicly-Traded Stock, as the case may be, to Lender in accordance with
                  SECTION 4 if that would eliminate the particular Collateral-Base Deficiency, or (c) any combination of the foregoing. Lender may become aware of a Collateral-Base Deficiency and elect in its sole discretion to not make (or to defer making) demand upon Borrower under this section. That election by Lender is not a waiver of any Collateral-Base Deficiency then or subsequently existing and is revocable in Lender's sole discretion at any time.

                  (c) A new SECTION 3.7(d) is added and the final two sentences of SECTION 3.7 are entirely amended as follows:

                                    (d) Borrower shall make a mandatory
                           prepayment of a percentage of the net proceeds from the sale of any Other Asset, which percentage shall be one of the following:

                                            (i)  50%,  except to the extent
                                     that either CLAUSE (II) or CLAUSE (III) below is applicable; or



                                      -3-                       FOURTH AMENDMENT
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                                            (ii) 25%, to the extent that (A)
                                    $5,000,000 in prepayments have been made under this SECTION 3.7(D) and (B) 250% of the unpaid principal balance of the Loan is less than the total Collateral Base; or

                                            (iii) 0%, to the extent that (A)
                                    the unpaid principal balance of the Loan is less than $10,000,000 and (B) 300% of the unpaid principal balance of the Loan is less than the total Collateral Base.

                           All prepayments under this SECTION 3.7(d) shall be applied in the following order: (1) amounts (if any) required to be deposited into the Interest Expense Escrow Accounts; (2) to principal of the Loan in reduction of the payment of principal of $2,500,000, due on September 6, 1997; and (3) otherwise as a prepayment of principal of the Loan.]

                  Except as stated in CLAUSE (D) above, all partial prepayments shall be applied to the principal installments on the Note in inverse order of maturity. All prepayments may be made without premium or penalty but with all amounts owed under
                  SECTION 3.14(b) as a result of the prepayment. No prepayment may be reborrowed under this agreement by Borrower.

                  (d) The first sentence of SECTION 3.8 is entirely amended as follows:

                  All payments and prepayments of principal of, and interest on, the Note to Lender must be made by Borrower before 2:00 p.m. in federal or other immediately available funds at Credit Lyonnais New York Branch for the account of Lender and, unless Lender otherwise first agrees in writing, from Other Assets or the proceeds of Other Assets; and, notwithstanding the following provisions, no payments or prepayments shall, without Lender's consent first being obtained, be applied to the Additional Obligation until the Obligation is paid and performed in full.

                  (e)      A new SECTION 3.17 is added as follows:

                           3.17     Interest Expense Escrow Accounts.

                                    (a) Interest on the Obligation shall be
                           paid from the Interest Expense Escrow Accounts. As of December 12, 1996, Borrower shall deposit approximately $600,000 into the Interest Expense Escrow Account (Non-Dividend). Thereafter, to the extent required, Borrower shall make additional deposits into the Interest Expense Escrow Accounts such that the balance thereof shall always be equal to at least the amount required to cover all Interest Payments that will become due during any subsequent three month period.

                                    (b) In connection with each deposit into
                           either of the Interest Expense Escrow Accounts, Borrower shall deliver to Lender a Funds Source Certificate in the form of EXHIBIT C-6 attached designating the account into which the funds should be deposited and designating the source of such funds.



                                      -4-                       FOURTH AMENDMENT

                  (f) The preamble to SECTION 4.1 is entirely amended as follows:

                           4.1 Collateral. Borrower shall cause the full
                  payment and performance of the (i) Obligation to be secured by Lender Liens on all of the following items and types of property (together with all cash and noncash proceeds and other related items and types of property described in the Security Agreements, the "COLLATERAL"), and (ii) Additional Obligation to be secured by Lender Liens on all of the Collateral except any Collateral arising under CLAUSES (b) or
                  (D) below:

                  (g) SECTION 4.1(a) (and all references to SECTION 4.1(A)) are entirely deleted and, in the case of SECTION 4.1(A) (but not the cross references thereto), replaced with the words "Intentionally Deleted."

                  (h) SECTIONS 4.1(e), (f), and (g) are entirely amended or added as follows:

                           (e) All proceeds owed to Borrower and now or in the future paid to Borrower from the National Steel True-Up.

                           (f) All present and future right, title, and interest owned now or in the future directly or indirectly by Borrower, M&A, or both in the DNL Interest and the Carson Stock.

                           (g) The Interest Expense Escrow Accounts and all funds and proceeds now or in the future deposited into those accounts.

                  (i)      A new SECTION 4.3 is added as follows:

                           4.3      Further Release Provisions.

                                    (a) If the Obligation has been paid and
                           performed in full, if the Collateral arising under SECTIONS 4.1(b) and (d) has been released from all Lender Liens, and if any Additional Obligation is outstanding and liquidated (i.e., certain what and how much is due and payable), then (upon Borrower's written request and at Borrower's cost and expense) Lender shall cause the Lender Liens on the Collateral arising under SECTION 4.1(f) to be partially released up to the extent that the Collateral Value of that Collateral at that time exceeds the Additional Obligation.

                                    (b) Upon Borrower's written request and at
                           Borrower's cost and expense, Lender shall cause the Lender Liens on all Collateral to be released if (i) the Obligation has been fully paid and performed and
                           (ii) if there is any outstanding liquidated (I.E., certain what and how much is due and payable) Additional Obligation, it has been fully paid and performed.

                                    (c) As of December 12,1996, none of the
                           Additional Obligation is outstanding and liquidated (i.e., certain what and how much is due and



                                      -5-                       FOURTH AMENDMENT
                           payable).

                  (j) SECTION 9 (and all cross-references to SECTION 9) are entirely deleted and, in the case of SECTION 9 (but not the cross-references thereto), replaced with the words "Intentionally Deleted."

                  (k) SECTION 10.1(I) (and all references to SECTION 10.1(I)) are entirely deleted and in the case of SECTION 10.1(I) (but not the cross-references thereto), replaced with the words "Intentionally Deleted."

                  (l)      SCHEDULE 8.6 is entirely replaced with AMENDED
         SCHEDULE 8.6, and all references to SCHEDULE 8.6 shall refer to the attached AMENDED SCHEDULE 8.6.

                  (m) New EXHIBIT B-4 is added to the Credit Agreement in the form of the attached EXHIBIT B-4.

                  (n) EXHIBIT C-3 is entirely replaced with AMENDED EXHIBIT C-3, and all references to EXHIBIT C-3 shall refer to the attached AMENDED EXHIBIT C-3.

                  (o)      A new EXHIBIT C-6 is added as attached.

         3.       AMENDMENTS TO SECURITY AGREEMENT.

                  (a) PARAGRAPH 2 of the Security Agreement is entirely amended as follows:

                           2. SECURITY INTEREST. Upon and subject to the terms
                  and conditions of this agreement and the Credit Agreement and to secure the prompt, unconditional, and complete payment and performance of the (a) Obligation when due, Debtor grants to Secured Party a security interest in the Collateral and pledges and collaterally transfers and assigns the Collateral to Secured Party, and (b) Additional Obligation when due, Debtor grants to Secured Party a security interest in the Collateral (except any Collateral arising under CLAUSE (C) below) and pledges and collaterally transfers and assigns the Collateral (except any Collateral arising under CLAUSE (C) below) to Secured Party.

                  (b) The first sentence of PARAGRAPH 3 of the Security Agreement is entirely amended as follows:

                  The Security Interest is given as security only for the purposes described in PARAGRAPH 2 above.

                  (c) PARAGRAPH 4 of the Security Agreement is amended to add the following sub-paragraphs as follows:

                  (d) All present and future right, title, and interest now owned or subsequently acquired by Debtor as a limited partner in DNL Partners, a Delaware limited partnership ("DNL"), including but not limited to the rights of Debtor (i) in and to the Carson Stock that



                                      -6-                       FOURTH AMENDMENT

         Debtor is entitled to receive, or actually receives, on account of any ownership of a partnership interest in DNL and (ii) under the Assignment dated August 18, 1995 between M&A Investments, Inc. ("M&A") and DNL Group, L.L.C. and the Supplementary Agreement dated August 18, 1995, as amended by the Amendment to Supplementary Agreement dated October 3, 1996, between M&A and DNL Group, L.L.C., together with all of the following: (i) all present and future increases, profits, combinations and reclassifications of, stock dividends, options, warrants or subscription or similar rights issued in connection with, and substitutes and replacements for, any portion of any of the foregoing, whether arising in connection with any recapitalization, reclassification, merger, consolidation, conversion, sale of assets, combination of shares, stock split or spin-off; and (ii) all dividends and other cash and non-cash proceeds of, or distributions in connection with, any of the foregoing. Debtor shall cause M&A to execute and deliver to Secured Party, a pledge agreement in favor of Secured Party granting a direct security interest of M&A's interest in the foregoing.

                  (e) All present and future right, title, and interest owned now or in the future by Debtor in Carson, Inc.

                  (f) All proceeds owed to Debtor and now or in the future paid to Debtor from the National Steel True-Up.

                  (g) All present and future right, title, and interest owned now or in the future directly or indirectly by Debtor, M&A, or both in the DNL Interest and the Carson Stock.

                  (h) The Interest Expense Escrow Accounts and all funds and proceeds now or in the future deposited into those accounts.

         4. CONDITIONS PRECEDENT. PARAGRAPHS 2 and 3 above are not effective until (a) Lender receives counterparts of this amendment executed by each party listed below, (b) Borrower provides Lender with a fully executed Security Agreement in the form of EXHIBIT B-4 (attached) granting of the security interest described in PARAGRAPHS 2 and 3 of it, (c) Borrower executes any financing statements and financing statement amendments necessary in connection with the grant of the additional security interests, (d) Borrower provides Lender with evidence of the establishment and initial funding of the Interest Expense Escrow Accounts, (e) Borrower shall cause M&A to provide to Lender, within ten days of the date of this amendment, an executed Officers' Certificate, certifying to the Articles of Incorporation, Bylaws, board resolutions, and incumbency of M&A and provide copies of each of the above, (f) Borrower remits to Lender an amendment fee equal to $55,875, and (g) Borrower remits to Haynes and Boone, L.L.P., $27,141.65 for outstanding invoices as of the date of this amendment in respect of services rendered to Lender under the Loan Documents.

         5. RATIFICATIONS. Borrower (a) ratifies and confirms all provisions of the Loan Documents as amended by this amendment, (b) ratifies and confirms that all guaranties, assurances, and Liens granted, conveyed, or assigned to Lender under the Loan Documents (as they may have been renewed, extended, and amended) are not released, reduced, or otherwise adversely affected by this amendment and continue to guarantee, assure, and secure full payment and performance of the present and future Obligation, and (c) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents, and certificates as Lender may request in order to create, perfect, preserve, and protect those guaranties, assurances, and Liens.



                                      -7-                       FOURTH AMENDMENT

         6. REPRESENTATIONS. Borrower represents and warrants to Lender that as of the date of this amendment (and except as may have been waived pursuant to PARAGRAPH 4 above) (a) all representations and warranties in the Loan Documents are true and correct in all material respects except to the extent that (i) any of them speak to a different specific date or (ii) the facts on which any of them were based have been changed by transactions contemplated or permitted by the Credit Agreement, (b) no Material-Adverse Event (other than as may exist as a result of the bankruptcy filing by FoxMeyer Corporation and certain of its subsidiaries), Default or Potential Default exists, and (c) the consent or approval of Hamilton Morgan, L.L.C., to this amendment is not required under any circumstances, including, without limitation, for the continued effectiveness of the Security Agreement dated as of September 6, 1995, executed by Hamilton Morgan, L.L.C., as Pledgor, for the benefit of Lender as Secured Party.

         7. MISCELLANEOUS. All references in the Loan Documents to the "Credit Agreement" refer to the Credit Agreement as amended by this amendment. This amendment is a "Loan Document" referred to in the Credit Agreement, and the provisions relating to Loan Documents in SECTIONS 1 and 11 are incorporated in this amendment by reference. Except as specifically amended and modified in this amendment, the Credit Agreement is unchanged and continues in full force and effect. This amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument. This amendment binds and inures to each of the undersigned and their respective successors and permitted assigns, subject to SECTION 11.12. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                    [Remainder of page intentionally blank]




                                      -8-                       FOURTH AMENDMENT

         EXECUTED as of the date first stated above.






FOXMEYER HEALTH CORPORATION,               CREDIT LYONNAIS NEW YORK BRANCH,
as Borrower                                as Lender

By                                        By
   ---------------------------------         ----------------------------------
   Grady E. Schleier, Vice                (Name)
   President and  Treasurer                     -------------------------------
                                          (Title)
                                                 ------------------------------



                      SIGNATURE PAGE TO FOURTH AMENDMENT       FOURTH AMENDMENT

                              AMENDED SCHEDULE 8.6

                            PERMITTED DISTRIBUTIONS




1. Redemptions by Borrower of its common stock in exchange for its securities ("PIK SECURITIES") that (a) do not mature until after the Stated-Termination Date and (b) either (i) any Distributions paid or payable on those securities on or before the Stated-Termination Date are paid in kind (and not in cash) by the issuance of additional securities of the same class and nature or (ii) are issued at a discount from face or par value and do not pay any Distributions.

2. Other redemptions by Borrower of its common stock after November 25, 1996, that when aggregated with Borrower's redemption of common stock, never involves more than $10,000,000 total purchase price.

3. In respect of the 836,000 shares of Borrower's $5 Cumulative Convertible Preferred Stock that are issued and outstanding as of the Closing Date (a) dividends in the ordinary course of Borrower's business payable in accordance with the stated terms of that stock in effect as of the Closing Date, and (b) redemptions of that stock, in the ordinary course of Borrower's business, in accordance with the following-described redemption requirements. Borrower is required to set aside in trust, when and as appropriated by the Board of Directors out of funds legally available for the purpose, on or before the next business day preceding January 15 in each of the years 1993 to 2002, inclusive, as a sinking fund payment, an amount in cash sufficient to redeem on each such January 15, 88,000 shares of Borrower's $5 Cumulative Convertible Preferred Stock and on or before January 15, 2003, as a sinking fund payment, an amount in cash sufficient to redeem on such date, 220,000 shares of $5 Cumulative Convertible Preferred Stock. Each such sinking fund payment must be applied on January 15 to the redemption at the redemption price of $50 per share, plus an amount equal to the dividends accrued and unpaid on such shares to the date of redemption. The sinking fund requirements set forth in the preceding sentence are cumulative.

4. In respect of the 4,074,126.54 shares of Borrower's $4.20 Cumulative Exchangeable Series A Preferred Stock and any additional shares of that stock that are issuable as dividends thereon (a) dividends in the ordinary course of Borrower's business payable in accordance with the stated terms of that stock in effect as of the Closing Date, and (b) redemptions of that stock in exchange for PIK Securities.

5. Payments by Borrower under the Tax-Sharing Agreement as in effect on the Closing Date.

6. Dividends in kind by Borrower to its shareholders of the capital stock of Ben Franklin Retail Stores, Inc., owned as of the Closing Date by Borrower.

7. Redemption by Borrower of its preferred stock after November 25, 1996, that, when aggregated with Borrower's redemption of common stock, does not exceed $10,000,000 total purchase price.



                                                           AMENDED SCHEDULE 8.6

                                  EXHIBIT B-4

                               SECURITY AGREEMENT

                            (M&A Investments, Inc.)


         THIS AGREEMENT is executed as of December 12, 1996, by M&A INVESTMENTS, INC., a Delaware corporation ("PLEDGOR"), for the benefit of CREDIT LYONNAIS NEW YORK BRANCH, a duly licensed branch under the New York Banking Law of a foreign banking corporation organized under the Laws of the Republic of France ("SECURED PARTY").

         Secured Party and FoxMeyer Health Corporation ("BORROWER") have executed the Credit Agreement (as renewed, extended, amended, or restated, the "CREDIT AGREEMENT") dated as of September 6, 1995. Borrower owns 100% of Pledgor. Therefore, Pledgor will substantially and directly benefit by that loan by Secured Party to Borrower. The execution and delivery of this agreement are integral to transactions contemplated by the Credit Agreement, are conditions precedent to Secured Party's amendment to the Credit Agreement.

         ACCORDINGLY, for adequate and sufficient consideration, Pledgor agrees with Secured Party as follows:

         1. Definitions. Terms defined in the Credit Agreement or the UCC have the same meanings when used -- unless otherwise defined -- in this agreement. If the definition given a term in the Credit Agreement conflicts with the definition given that term in the UCC, then the Credit Agreement definition controls to the extent allowed by Law. If the definition given a term in Chapter 9 of the UCC conflicts with the definition given that term in any other chapter of the UCC, then the Chapter 9 definition controls. Furthermore, as used in this agreement:

         COLLATERAL is defined in PARAGRAPH 4 below.

         CREDIT AGREEMENT is defined in the recitals to this agreement.

         DEFAULT is defined in PARAGRAPH 8 below.

         OBLIGOR means any Person obligated with respect to any of the Collateral, whether as a party to a contract, an account debtor, issuer of any securities, or otherwise.

         PROCESS AGENT means either (a) CT Corporation, whose address is 350 St. Paul Street, Dallas, Texas 75201, or (b) M&A Investments, c/o Mr. Abbey J. Butler, 207 Davis Road, Box 137, West Hampton Beach, New York 11978.

         SECURED OBLIGATION means (a) the "Obligation" and "Additional Obligation" as defined in the Credit Agreement, (b) all present and future indebtedness, liabilities, and obligations of Pledgor arising under this agreement, and (c) all present and future costs, attorneys' fees, and expenses reasonably incurred by Secured Party to enforce its rights under this agreement or to enforce Borrower's or any other obligor's payment of any of the Obligation, including, without limitation (to the extent lawful), all present and future amounts that would become due but for the operation of Section 502 or 506 or any other provision of Title 11 of the United States Code and all present and future accrued and unpaid interest (including, without limitation, all post-petition interest if Borrower or Pledgor voluntarily or involuntarily becomes subject to any Debtor Law).

         SECURED PARTY is defined in the preamble to this agreement and includes any successors, participants, or assigns under SECTION 11.12 of the Credit Agreement.




                                                                    EXHIBIT B-4

         SECURITY INTEREST means the security interests granted and the transfers, pledges, and assignments made under PARAGRAPH 2 below, which is a "Lender Lien," as defined in the Credit Agreement.

         UCC means the Uniform Commercial Code as adopted in New York or any other applicable jurisdiction.

         2. SECURITY INTEREST. To secure the prompt, unconditional, and complete payment and performance of the Secured Obligation when due, Pledgor grants to Secured Party a security interest in the Collateral and pledges and collaterally transfers and assigns the Collateral to Secured Party, all upon and subject to the terms and conditions of this agreement.

         3. NO ASSUMPTION OR MODIFICATION. The Security Interest is given as security only in order to secure the prompt, unconditional, and complete payment and performance of the Secured Obligation when due. Secured Party does not assume or may not become liable for Pledgor's liabilities, duties, or obligations under or in connection with the Collateral. Neither Secured Party's acceptance of this agreement nor its taking any action in carrying out this agreement constitutes Secured Party's approval of the Collateral or Secured Party's assumption of any obligation under or in connection with the Collateral. This agreement does not affect or modify Pledgor's obligations with respect to any Collateral.

         4. COLLATERAL. The term "COLLATERAL" means the following items and types of property:

                  A. Any and all present and future shares of Carson, Inc. currently held or in the future received by Pledgor, together with (a) All present and future increases, profits, combinations, and reclassifications of, stock dividends, options, warrants, or subscription or similar rights issued in connection with, and substitutes and replacements for, any of that stock, whether arising in connection with any recapitalization, reclassification, merger, consolidation, conversion, sale of assets, combination of shares, stock split, or spin-off; and (b) all dividends and other cash and noncash proceeds of, or distributions in connection with, any of the foregoing. In connection with such pledge, Pledgor will execute and will cause DNL Partners to execute the acknowledgment of pledge substantially in the form attached as ANNEX 1, within 10 days after the date of this agreement.

                  B. All present and future right, title, and interest now owned or subsequently acquired by Pledgor as a limited partner in DNL Partners, a Delaware limited partnership ("DNL"), including but not limited to the rights of Pledgor (i) in and to the shares of common stock of Carson, Inc. that Pledgor is entitled to receive, or actually receives, on account of any ownership of a partnership interest in DNL and (ii) under the Assignment dated August 18, 1995 between Pledgor and DNL Group, L.L.C. and the Supplementary Agreement dated August 18, 1995, as amended by the Amendment to Supplementary Agreement dated October 3, 1996, between Pledgor and DNL Group, L.L.C., together with all of the following: (i) all present and future increases, profits, combinations and reclassifications of, stock dividends, options, warrants or subscription or similar rights issued in connection with, and substitutes and replacements for, any portion of any of the foregoing, whether arising in connection with any recapitalization, reclassification, merger, consolidation, conversion, sale of assets, combination of shares, stock split or spin-off; and (ii) all dividends and other cash and non-cash proceeds of, or distributions in connection with, any of the foregoing.

The description of Collateral does not permit any action prohibited by this agreement or by any other Loan Document.

         5. FRAUDULENT CONVEYANCE. Notwithstanding any contrary provision, Pledgor agrees that, if -- but for the application of this paragraph -- any of the Secured Obligation or the Security Interest would constitute a preferential transfer under 11 U.S.C. Section 547, a fraudulent conveyance under 11 U.S.C.
Section 548, or a fraudulent conveyance or transfer under any state fraudulent conveyance, fraudulent transfer, or similar Law in effect from




                                                                     EXHIBIT B-4
time to time (each a "FRAUDULENT CONVEYANCE"), then the Secured Obligation and Security Interest remain enforceable to the maximum extent possible without causing any of the Secured Obligation or the Security Interest to be a fraudulent conveyance, and this agreement is automatically amended to carry out the intent of this paragraph.

         6. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants to Secured Party that:

                  a. Organization. Pledgor is a Delaware corporation, duly organized and existing in good standing under Delaware laws, is duly qualified and is in good standing in all other states in which it is doing business, and has the power and authority to own its properties and assets and to transact the business in which it is engaged.

                  b. Authorization and Power. Pledgor has the power and requisite authority to execute, deliver, and perform this agreement. Pledgor is duly authorized to execute, deliver, and perform this agreement.

                  c. No Conflicts or Consents. Neither the execution and delivery of, nor the consummation of any of the transactions contemplated in, nor compliance with the terms and provisions of, this agreement will contravene or materially conflict with its articles of incorporation, bylaws, or with the partnership agreement of DNL Partners or any provision of Law to which Pledgor is subject, or any judgment, license, order, or permit applicable to Pledgor, or any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which Pledgor is a party or by which Pledgor may be bound or subject. No consent, approval, authorization, or order of any Governmental Authority or third party is required in connection with the execution and delivery by Pledgor of, or the consummation of the transactions contemplated by, this agreement.

                  d. Solvency. The fair-market value of Pledgor's assets exceeds its liabilities, Pledgor it has sufficient cash flow to enable it to pay its debts as they mature, and Pledgor does not have unreasonably small capital to conduct its businesses.

                  e. Binding Obligation. This agreement has been duly executed and delivered by Pledgor and is the legal and binding obligation of Pledgor, enforceable in accordance with its terms, except as limited by Debtor Laws and general principles of equity.

                  f. Lender Lien. This agreement creates a legal, valid, and binding Lender Lien in and to the Collateral in favor of Secured Party and enforceable against Pledgor. Once perfected, the Security Interest will constitute a first-priority Lender Lien on the Collateral.

                  g. Additional Collateral. The foregoing representations and warranties will be true and correct in all respects with respect to any additional Collateral or additional specific descriptions of certain Collateral delivered by Pledgor to Secured Party in the future. The failure of any of these representations or warranties to be accurate and complete does not impair the Security Interest in any Collateral.

         7. COVENANTS. While Lender is committed to lend or extend credit under the Credit Agreement and until the Secured Obligation is fully paid and performed, Pledgor covenants and agrees with Secured Party that, without first obtaining Secured Party's written consent to the contrary:

                  a. Other Collateral. Pledgor shall hold in trust (and not commingle with other assets of Pledgor) for Secured Party all Collateral that constitutes instruments or documents at any time received by Pledgor and promptly deliver same to Secured Party unless Secured Party at its option (which may be evidenced only by a writing signed by Secured Party stating that Secured Party elects to permit Pledgor



                                      -3-                            EXHIBIT B-4
         to so retain) permits Pledgor to retain the same, but any instruments or documents so retained shall be marked to state that they are assigned to Secured Party and each such instrument shall be endorsed to the order of Secured Party (but the failure of same to be so marked or endorsed shall not impair the Security Interest thereon).

                  b. Liens. Pledgor may not create, incur, or suffer or permit to be created or incurred or to exist any Lien upon or against any of the Collateral.

                  c. Distribution of Stock. On or after April 30, 1997, at the request of Secured Party, Pledgor will cause DNL Partners to (i) distribute the Carson Stock to Pledgor (within 10 days of such request) and (ii) deliver the Carson Stock and blank stock powers within 15 days of such request to Lender, each as permitted by the Supplementary Agreement dated August 18, 1995, and the Amendment to Supplementary Agreement dated October 3, 1996, between Pledgor and DNL Group, L.L.C.

                  d. Further Assurances. Pledgor shall from time to time promptly execute and deliver to Secured Party all such other assignments, certificates, supplemental documents, and financing statements, and do all other acts or things as Secured Party may reasonably request in order to more fully create, evidence, perfect, continue, and preserve the priority of the Security Interest.

         8. DEFAULT. The term "DEFAULT" means the occurrence of any one or more of the following events ("DEFAULT"):

                  a. Credit Agreement. The occurrence of a Default as defined in the Credit Agreement.

                  b. Covenants. Pledgor fails or refuses to perform, observe, or comply with any agreement, covenant, or provision in this agreement, and that failure or refusal continues for ten days after written notice to Pledgor.

                  c. Receivers, etc. Pledgor (i) applies for or consents to the appointment of a receiver, trustee, custodian, intervenor or liquidator of itself or of all or a substantial part of its assets,
         (ii) files a voluntary petition in bankruptcy, admits in writing that it is unable to pay its debts as they become due, or generally does not pay its debts as they become due, (iii) makes a general assignment for the benefit of creditors, (iv) files a petition or answer seeking reorganization of an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) files an answer admitting the material allegations of, or consents to, or defaults in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or (vi) takes corporate action for the purpose of effecting any of the foregoing.

                  d. Debtor Laws. An involuntary petition or complaint is filed against Pledgor seeking bankruptcy or reorganization of Pledgor or the appointment of a receiver, custodian, trustee, intervenor or liquidator of Pledgor, or all or substantially all of its assets, and such petition or complaint shall not have been dismissed within 60 days of the filing thereof; or an order, order for relief, judgment or decree is entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of Pledgor or appointing a receiver, custodian, trustee, intervenor or liquidator of Pledgor, or of all or substantially all of its assets.

         9. REMEDIES UPON DEFAULT. While a Default exists, Secured Party is entitled to exercise any one or more of the following rights.

                  a. Rights. Subject to PARAGRAPH 11(L) below, Secured Party may exercise any and all rights available to a secured party under the UCC, in addition to any and all other rights afforded by this agreement and the other Loan Documents, at law, in equity, or otherwise, including, without limitation




                                      -4-                            EXHIBIT B-4

         (i) applying by appropriate judicial proceedings for appointment of a receiver for Collateral, (ii) applying to the Secured Obligation any cash held by Secured Party under this agreement, and (iii) foreclosing the Security Interest and any other Liens Secured Party may have or otherwise realize upon any and all of the rights Secured Party may have in and to Collateral.

                  b. Securities. In connection with the sale of any Collateral that is securities, Secured Party is authorized, but not obligated, to limit prospective purchasers to the extent deemed necessary or desirable by Secured Party to render such sale exempt from the registration requirements of the Securities Act and any applicable state securities Laws, and no sale so made in good faith by Secured Party may be deemed not to be "commercially reasonable" because so made.

                  c. Other Sales. Secured Party's sale of less than all Collateral does not exhaust Secured Party's rights under this agreement in respect of the Collateral not sold. Secured Party is specifically empowered to make successive sales until all Collateral is sold. If the proceeds of a sale of less than all Collateral is less than the Secured Obligation, then this agreement and the Security Interest remain in full force and effect as to the unsold portion of the Collateral just as though no sale had been made. In the event any sale under this agreement is not completed or is, in Secured Party's opinion, defective, that sale does not exhaust Secured Party's rights under this agreement, and Secured Party is entitled to cause a subsequent sale or sales to be made. All statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale under this agreement -- whether about nonpayment of the Secured Obligation, the occurrence of any Default, Secured Party's having declared all of the Secured Obligation to be due and payable, notice of time, place, and terms of sale and the properties to be sold having been duly given, or any other act or thing having been duly done by Secured Party -- shall be taken as prima facie evidence of the truth of the facts so stated and recited. Secured Party may appoint or delegate any one or more Persons as agent to perform any act or acts necessary or incident to any sale held by Secured Party, including the sending of notices and the conduct of sale, but such acts must be done in the name and on behalf of Secured Party.

                  d. Application of Proceeds. Secured Party shall apply the proceeds of any sale or other disposition of Collateral in the following order: (i) Payment of all its reasonable expenses incurred in retaking, holding, and preparing any Collateral for disposition, in arranging for such disposition, and in actually disposing of the same (all of which are part of the Secured Obligation); (ii) repayment of amounts reasonably expended by Secured Party under PARAGRAPH 10 below;
         (iii) payment of the balance of the Secured Obligation in the order and manner specified in the Credit Agreement; and (iv) delivery either
         (A) to Pledgor or (B) as a court of competent jurisdiction may direct.

         10.      OTHER RIGHTS.

                  a. Collateral in Secured Party's Possession. Except for Secured Party's own fraud, gross negligence, or willful misconduct, the risk of accidental loss or damage to, or diminution in value of, any Collateral is on Pledgor. Secured Party has no duty to fix or preserve rights against any Obligors in respect of any Collateral and is never liable for any failure to use diligence to collect any amount payable in respect of any Collateral (other than to account to Pledgor for what Secured Party may actually collect or receive).

                  b. Certain Proceeds. Notwithstanding any contrary provision in this agreement, the Security Interest in the profits, stock dividends, options, warrants, subscription or similar rights, dividends and other cash and noncash proceeds, and other distributions that are described in PARAGRAPH 4 (the "Collateral Proceeds") may only be enforced while a Default exists. If any Collateral Proceeds (while a Default exists) or any other Collateral (whether a Default exists or not) are received by Pledgor, Pledgor shall hold it in trust for Secured Party's benefit and shall immediately deliver it to Secured Party (accompanied by proper instruments of assignment or stock or bond powers executed by Pledgor in



                                      -5-                            EXHIBIT B-4
         accordance with Secured Party's instructions) to be held subject to the terms of this agreement. Any cash proceeds of any Collateral that come into Secured Party's possession (including, without limitation, insurance proceeds) may, at Secured Party's option, be applied in whole or in part to the Secured Obligation (to the extent then due), be fully or partially released to or under the written instructions of Pledgor for any general or specific purpose, or be fully or partially retained by Secured Party as additional Collateral. Any cash
         Collateral in Secured Party's possession may be invested by Secured Party in certificates of deposit issued by Secured Party or any other state or national bank having combined capital and surplus greater than $100,000,000 or in securities issued or guaranteed by the United States of America or any of its agencies. Secured Party is never obligated to make any investment and never has any liability to Pledgor for any loss that may result from any investment in accordance with this CLAUSE (B) or non-investment. All interest and other amounts earned from any investment may be dealt with by Secured Party in the same manner as other cash Collateral.

         11.      MISCELLANEOUS.

                  a. Term. This agreement terminates when Lender does not have any commitment to lend or extend credit under the Credit
         Agreement and the Secured Obligation is fully paid and performed.

                  b. No Release. Neither the Security Interest, Pledgor's obligations, nor Secured Party's rights under this agreement are released, diminished, impaired, or adversely affected by the occurrence of any one or more of the following events: (i) The taking or accepting of any other security or assurance for any Secured Obligation; (ii) any release, surrender, exchange, subordination, or loss of any security or assurance at any time existing in connection with any Secured Obligation; (iii) the modification of, amendment to, or waiver of compliance with any terms of any other Loan Document without the consent of Pledgor except as required in that Loan Document; (iv) any present or future insolvency, bankruptcy, or lack of corporate or trust power of any party at any time liable for the payment of any Secured Obligation; (v) except as specifically required by any other Loan Document, any renewal, extension, or rearrangement of the payment of any Secured Obligation (either with or without notice to or consent of any Pledgor) or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Secured Party to Pledgor; (vi) any neglect, delay, omission, failure, or refusal of Secured Party to take or prosecute any action in connection with any Agreement, document, guaranty, or instrument evidencing, securing, or assuring the payment of any Secured Obligation; (vii) any failure of Secured Party to notify any Pledgor of renewal, extension, or assignment of any Secured Obligation, or the release of any security under any other document or instrument, or of any other action taken or refrained from being taken by Secured Party against Pledgor, or any new Agreement between Secured Party, and Pledgor, it being understood that, except as expressly required by the Credit Agreement, Secured Party is not required to give Pledgor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Secured Obligation, including, without limitation, notice of acceptance of this agreement or any Collateral ever delivered to or for the account of Secured Party under this agreement;
         (viii) the illegality, invalidity, or unenforceability of any Secured Obligation against any third party obligated with respect to it by reason of the fact that the Secured Obligation, or the interest paid or payable with respect to any of it, exceeds the amount permitted by Law, the act of creating any of it is ultra vires, or the officers, partners, or trustees creating any of it acted in excess of their authority, or for any other reason; or (ix) if any payment by any party obligated with respect to any Secured Obligation is held to constitute a preference under applicable Laws or for any other reason Secured Party is required to refund any payment on any Secured Obligation or pay the amount of it to someone else.

                  c. Releases. When the Secured Obligation is fully paid and performed or when any of the Collateral is permitted to be released under Section 4.2 of the Credit Agreement, Secured Party shall execute and deliver to Pledgor such releases and do all other acts or things as may be required to release the Security Interest in that portion of the Collateral to be released at that time, including, without




                                      -6-                            EXHIBIT B-4
         limitation, returning to Pledgor all stock certificates evidencing any Collateral being released. For purposes of enforcing the right to obtain partial releases in accordance with the terms of the Loan Documents, Pledgor is hereby made a third-party beneficiary of the provisions of Sections 4.2(c), (d), or (e) of the Credit Agreement.

                  d. Waivers. To the maximum extent lawful, except to the extent expressly otherwise provided in this agreement or in any other Loan Document, Pledgor waives (i) any right to require Secured Party to proceed against any other Person, to exhaust rights in Collateral, or to pursue any other right that Secured Party may have; (ii) with respect to the Secured Obligation, presentment and demand for payment, protest, notice of protest and nonpayment, notice of acceleration, and notice of intent to accelerate; and (iii) all rights of marshaling in respect of any Collateral.

                  e. Financing Statement. Secured Party may at any time file this agreement (or a carbon, photographic, or other reproduction of this agreement) as a financing statement, but the failure of Secured Party to do so does not impair the validity or enforceability of this agreement.

                  f.       Information.   Except as otherwise provided by Law,
         Secured Party's charge for furnishing each statement of account or each list of Collateral is $10.00.

                  g. Loan Document. This agreement is a Loan Document and is subject to the applicable provisions of SECTIONS 1 and 11 of the Credit Agreement, all of which are incorporated in this agreement by reference the same as if set forth in this agreement verbatim. For purposes of the notice provisions of Section 11.2 of the Credit Agreement incorporated into this agreement, Pledgor's address and telecopier number are stated beside its signature on this agreement.

                  h. Amendments, Etc. No amendment, waiver, or discharge to or under this agreement is valid unless it is in writing and is signed by the party against whom it is sought to be enforced and is otherwise in conformity with the requirements of SECTION 11.10 of the Credit Agreement.

                  i. ENTIRETY. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  j. Governing Law. The Laws of the State of New York and of the United States of America govern the rights and duties of the parties to this agreement and the validity, construction, enforcement, and interpretation of this agreement.

                  k. Forum, Consent to Service and Jurisdiction, and Jury Trial. Any Litigation against Pledgor with respect to this agreement or any judgment entered by any court in respect of this agreement may be brought in New York courts or in the United States courts located in the Borough of Manhattan in New York City as Lender in its sole discretion may elect. Pledgor hereby submits to the non-exclusive jurisdiction of those courts for the purpose of any Litigation. Pledgor hereby agrees that service of all writs, process, and summonses in any Litigation brought in New York may be brought upon Process Agent, and Pledgor irrevocably appoints Process Agent as Pledgor's true and lawful attorney-in-fact in Pledgor's name, place, and stead to accept that service of all of those writs, process, and summonses. Pledgor irrevocably consents to the service of process in any Litigation in those courts by the mailing it by registered or certified mail, postage prepaid, to Pledgor's address for purposes of notices under this agreement. Pledgor hereby irrevocably waives any objections which it may now or in the future have to the laying of venue of any Litigation arising out of or relating to this agreement brought in any court located in the Borough of Manhattan, New York City, and further irrevocably waives any claim that any such Litigation brought in that court has been brought in an inconvenient




                                      -7-                            EXHIBIT B-4
         forum. PLEDGOR WAIVES, TO THE FULLEST EXTENT LAWFUL TO DO SO, ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.

                  l. Nonrecourse Obligation. This agreement is nonrecourse to Pledgor. Secured Party agrees to look solely to Borrower and others obligated for the payment of any of the Secured Obligation and any other assurances or security for the payment of any of the Secured Obligation, including, without limitation, the Collateral, and not to seek any personal judgment or other recourse against Pledgor or any of its assets (other than the Collateral) for any of the Secured Obligation.

                  m. Parties. This agreement binds and inures to Secured Party, Pledgor, and their respective successors and assigns. The rights and obligations of Secured Party under this agreement may be transferred together along with any assignment of the Secured Obligation. The Credit Agreement contains provisions governing assignments of the Secured Obligation and of rights and obligations under this agreement.

                     REMAINDER OF PAGE INTENTIONALLY BLANK.
                            SIGNATURE PAGE FOLLOWS.




                                      -8-                            EXHIBIT B-4

         EXECUTED as of the date first stated above.




M&A Investments, Inc.                          M&A INVESTMENTS, INC., as Pledgor

-----------------------------

-----------------------
Telephone         (   )    -
                   ---  --- ----
Telecopier        (   )    -                   By
                   ---  --- ----                  ------------------------------
Attention:                      ,                               , President
                  --------------                  --------------



                                               CREDIT LYONNAIS NEW YORK BRANCH,
                                               as Secured Party


                                               By
                                                 -------------------------------
                                               (Name)
                                                     ---------------------------
                                               (Title)
                                                      --------------------------




                      SIGNATURE PAGE TO SECURITY AGREEMENT           EXHIBIT B-4